UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 18, 2010
Date of Report (Date of earliest event reported)

CALECO PHARMA CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-51261	20-1147435
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

59 East Mall Road
Building 4, Suite 201
Long Valley, NJ		07853
(Address of principal executive offices)		(Zip Code)

(908) 752-4240
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 3 – SECURITIES AND TRADING MARKETS

ITEM 3.02        UNREGISTERED SALES OF EQUITY SECURITIES.

Foreign Private Placement

On November 18, 2010, Caleco Pharma Corp. (the "Company") issued 3,000,000 shares at a price of $0.05 per share for proceeds of $150,000. The share issuance was completed pursuant to the provisions of Regulation S of the Securities Act of 1933 (the “Act”). The Company did not engage in a distribution of this offering in the United States. The subscriber represented that she was not a “US person” as defined in Regulation S of the Act and that she was not acquiring the shares for the account or benefit of a US person.

This share issuance represents a portion of the $500,000 foreign private placement offering approved by the Company’s Board of Directors on November 9, 2010. There are no assurances that the remainder of the foreign private placement offering will be completed.

The above does not constitute an offer to sell or a solicitation of an offer to buy any of the Company’s securities in the United States. The securities have not been registered under the Act and may not be offered or sold within the United States or to U.S. persons unless an exemption from such registration is available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALECO PHARMA CORP.

Date: November 24, 2010

	By:	/s/ John Boschert
JOHN BOSCHERT
Chief Executive Officer, President,
Secretary & Treasurer